EXHIBIT 99.1

Industrial Minerals Corporate Update

Ottawa, Canada - (Market Wire) – January 7, 2011 – Industrial Minerals Inc. (“IDSM” or the “Company”) (OTCBB: IDSM) announces that in order to provide the Company with liquidity, assist its subsidiary Northern Graphite Corporation (“Northern”) in keeping work on the Bissett Creek graphite project moving forward pending completion of Northern’s proposed initial public offering, and to provide funds to pursue other investment opportunities, the Company has agreed to sell 2,000,000 common shares of Northern to Geologic Resource Partners LLC (“Geologic”) at a price of $0.50 per share.  Northern has filed an amended and restated preliminary prospectus in the Canadian provinces of Ontario, Alberta and British Columbia and a listing application with the TSX Venture Exchange (“TSX-V”), which are currently being reviewed by regulatory authorities.  There are no assurances that Northern’s initial public offering or TSX-V listing will be completed, and listing on the TSX-V is subject to Northern fulfilling all of the listing requirements of the TSX-V, including minimum public distribution of its shares and financial requirements.  IDSM has also submitted an application to the British Columbia Securities Commission to revoke a cease trade order against it in that province, which is required before Northern will be able to complete its initial public offering.  Following completion of the sale to Geologic, IDSM will own 9,765,000 common shares of Northern, which represents a 42.5% interest.

Northern owns a 100% interest in the large Bissett Creek graphite project located less than 20km from the Trans-Canada highway, east of North Bay, Ontario.  A full feasibility study was completed on the Bissett Creek project by Kilborn Engineering and others in 1989, including the calculation of a proven and probable reserve, but Bissett Creek was not developed due to a subsequent decline in graphite prices in the 1990s.  (Historical information is presented for informational purposes only.  The feasibility study and the proven and probable reserve estimation were completed before NI 43-101, are not compliant, and should not be relied upon.)

In 2010 Northern filed a new NI 43-101 technical report on Bissett Creek and recently completed a 2,900m infill and expansion drill program.  Results are being compiled and analyzed and are expected to be released within approximately four weeks.  Metallurgical testing and a pre-feasibility study are expected to be completed by the end of the first quarter of 2011. The environmental and mine permitting process is also underway and Northern expects to be in a position to make a construction decision, subject to financing, by the end of the year.  Construction would take approximately one year to complete.

Graphite prices have more than doubled in the past couple of years due to the ongoing modernization of China, India and other emerging economies which has resulted in strong demand from traditional uses in the steel and automotive industries.  In addition, new applications such as lithium ion batteries, fuel cells and nuclear power have the potential to create significant incremental demand growth. There is more than 10 times as much graphite as lithium, in a lithium ion battery.  China, which produces 70% of the world’s graphite, is seeing production and export growth leveling off and export taxes and a licensing system have been instituted.  With limited worldwide exploration and few potential development projects on the horizon, Northern is well positioned to benefit from the continued improvement in graphite demand and prices.  High growth, high value graphite applications require large flake and/or high purity graphite which will represent 100% of Bissett Creek production.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The securities described herein have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any U.S. state securities laws and may not be offered or sold in the United States or to U.S. persons except in compliance with the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws or pursuant to an exemption therefrom.

For additional information, please contact:
Gregory Bowes, CEO
(613) 241-9959

This press release contains forward-looking statements, which can be identified by the use of statements that include words such as "could", "potential", "believe", "expect", "anticipate", "intend", "plan", "likely", "will" or other similar words or phrases. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. The Company does not intend, and does not assume any obligation, to update forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by applicable securities laws. Readers should not place undue reliance on forward-looking statements.

NO REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THE CONTENTS OF THIS RELEASE.